Exhibit 99.2

Distributed Energy Systems Corp.

10 Technology Drive

Wallingford, CT 06492

(NASDAQ: DESC)

Contact:

At the Company:

Peter J. Tallian

Chief Financial Officer

(203) 678-2148

MORGAN STANLEY & DISTRIBUTED ENERGY FORM JOINT VENTURE

TO FINANCE RENEWABLE POWER GENERATION PROJECTS

WALLINGFORD, CT, March 7, 2007 – Distributed Energy Systems Corp. (NASDAQ: DESC), which creates and delivers products and solutions for the decentralized energy marketplace, announced today it has entered into a joint venture with Morgan Stanley (NYSE: MS), a leading global financial services firm, to develop and finance power generation projects focused on better utilizing today’s energy resources.

The Agreement with Morgan Stanley represents the successful conclusion of Distributed Energy Systems’ previously-announced goal of attracting a financing partner to support and accelerate development of renewable and efficiency-enhancing projects in the US. Projects envisioned by the joint venture will offer competitive returns for investors while also advancing environmental objectives. Primary applications would include waste-to-energy, combined-heat-and-power, wind, solar, bio-digestion, fuel cell and other renewable technologies. The joint venture will offer full project life cycle services including development, financing, engineering, procurement, construction, commissioning, operations and services.

“Teaming with Morgan Stanley lets us step up to a broader array of project opportunities” said Ambrose L. Schwallie, Distributed Energy’s chief executive officer. “Many of the customers we deal with see the merit in projects that help them save on the cost of energy while reducing their environmental footprint, but the cost of these projects often exceeds their capital funding limits. Now, in partnership with Morgan Stanley, we can offer a third-party ownership and operations model that creates a win-win for end users and investors alike. Another clear benefit of working with Morgan Stanley is that our engineering and services business will have a chance to win business from their robust franchise in energy projects.”

Morgan Stanley’s Managing Director, Aaron Lubowitz, said: “We see a large and growing number of investment opportunities in selected alternative energy projects. We look forward to creating a mutually beneficial business relationship with Distributed Energy Systems.”

Under the terms of the Agreement signed today, Morgan Stanley and Distributed Energy will collaborate to develop and own alternative and efficiency-enhancing energy projects. Morgan Stanley expects to contribute the majority of the capital to meet project financing requirements, with Distributed Energy providing the balance. Morgan Stanley will receive warrants to purchase up to 10% of Distributed Energy’s common shares. The majority of those warrants vest immediately, with the remainder vesting when the combined investment by the two companies reaches $100 million.

About Distributed Energy Systems Corp.

Distributed Energy Systems Corp. (NASDAQ: DESC) creates and delivers products and solutions to the emerging decentralized energy marketplace, giving users greater control over their energy cost, quality and reliability. The company delivers a combination of practical, ready-today energy solutions and the solid business platforms for capitalizing on the changing energy landscape. For more information visit http://www.distributed-energy.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Distributed Energy’s goals, future revenue and profitability, financial sustainability, and anticipated growth and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “anticipates”, “believes”, “could”, “expect”, “intend”, “may”, “might”, “should”, “will”, and “would” and other forms of these words or similar words are intended to identify forward-looking information. Distributed Energy’s actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Distributed Energy disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Distributed Energy’s forward-looking statements include, but are not limited to, our failure to perform contracts for customers profitably, or complete development of our products, the failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, and other factors detailed in Distributed Energy’s Form 10-Q for the quarter ended September 30, 2006, and other filings Distributed Energy may make from time to time with the SEC.